UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2009
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

13760 Noel Road, Suite 830
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On October 26, 2009 (the “Closing Date”), DRI Corporation (the “Company”) entered into a separate Subscription Agreement (each, a “Subscription Agreement”) with eight investors (each, a “Series K Investor” and collectively, the “Series K Investors”) to sell 160 shares of the Company’s newly designated Series K Senior Convertible Preferred Stock, par value $0.10 per share (the “Series K Preferred Stock”) (the “October 26 Purchase”). The aggregate proceeds to the Company from the October 26 Purchase were $800 thousand. The material terms of the October 26 Purchase are described in Item 3.02 — Unregistered Sales of Equity Securities, below. The foregoing description of each Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Subscription Agreement, which is filed as Exhibit 10.1 hereto.
     In addition to the Subscription Agreement, the Company entered into a separate Registration Rights Agreement (each, a “Registration Agreement”) with each Series K Investor pursuant to which the Company agreed that upon written demand from each Series K Investor, the Company will register the shares of Series K Preferred Stock issued to the Series K Investor pursuant to the Subscription Agreement (the “Registrable Securities”) for resale by the Series K Investor under the Securities Act of 1933, as amended (the “Securities Act”). The Company also agreed that it will register the Registrable Securities if the Company registers any of its securities under the Securities Act in connection with a public offering of the Company’s common stock, par value $0.10 per share (the “Common Stock”), during the one (1) year period following the Closing Date. The foregoing description of each Registration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Registration Rights Agreement, which is filed as Exhibit 10.2 hereto.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.
     On the Closing Date, pursuant to the terms of the Subscription Agreements, the Company agreed to sell an aggregate of 160 shares of its Series K Preferred Stock at a per share cash subscription price of $5,000. The Company received gross proceeds from the October 26 Purchase equal to $800 thousand, which will be used for general corporate working capital purposes and applied toward partial payment of the Company’s outstanding $5 million subordinated term loan with BHC Interim Funding III. The foregoing sales of Series K Preferred Stock were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to sales by an issuer not involving a public offering, and the rules and regulations promulgated thereunder.
ITEM 3.03 MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.
     The Series K Preferred Stock ranks prior and superior to the Junior Stock (as defined below) with respect to payment of dividends and upon liquidation, dissolution and winding up of the Company. The general terms of the Series K Preferred Stock are summarized below:
     Dividends. The Series K Preferred Stock accrues dividends quarterly at the rate of nine and one-half percent (9-1/2%) per annum on the Liquidation Preference (as defined below), compounded quarterly, and are payable on December 15, March 15, June 15 and September 15 of each year. Dividends on the Series K Preferred Stock are payable in cash or additional shares of Series K Preferred Stock, at the option of each Series K Preferred Stock holder, which option shall be designated in writing on an annual basis before December 1 of each year and, if not otherwise designated, shall be payable in cash. With respect to the payment of dividends, the Series K Preferred Stock ranks prior and superior to the Company’s Series AAA Preferred Stock, Series E Redeemable Nonvoting Convertible Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, Series J Convertible Preferred Stock, and Common Stock (collectively, the “Junior Stock”).
     Voting. The holders of the Series K Preferred Stock are entitled to vote with the holders of the Common Stock as a single class on any matters on which the holders of the Common Stock are entitled to vote. The holders of the Series K Preferred Stock are entitled to a number of votes equal to the quotient obtained by dividing the Liquidation Preference by $3.00. Currently, there are 160 shares of the Series K Preferred Stock issued and outstanding, representing 266,560 votes on an as-converted basis, comprising approximately 2% of the total voting power of the Company.
     Liquidation. The liquidation preference for the Series K Preferred Stock is currently $5,000 per share (the “Liquidation Preference”). The Series K Preferred Stock ranks prior and superior to the Junior Stock.
     Redemption. The holders of the Series K Preferred Stock do not have a right to cause the Company to redeem their shares. However, the Company has the right, but not the obligation, to redeem all or any portion of the outstanding shares of Series K Preferred Stock. The redemption price to be paid by the Company for any shares of Series K Preferred Stock will be equal to the Liquidation Preference for those shares, plus the cash value of all accrued but unpaid dividends thereon.
     Optional Conversion. At the option of the holder, any or all outstanding shares of Series K Preferred Stock may be converted into a number of fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock received upon conversion is determined by multiplying the number of Series K Preferred Stock to be converted by a fraction, the numerator of which is the Liquidation Preference plus all accrued but unpaid dividends on such shares, and the denominator of which is the conversion price then in effect for the Series K Preferred Stock. Currently, the conversion price for the Series K Preferred Stock is $3.00 per share. The conversion price is subject to adjustments upon the occurrence of stock splits, stock dividends, consolidations, reclassifications, exchanges and substitutions. Currently, 160 shares of Series K Preferred Stock are issued and outstanding and would be convertible into approximately 266,560 shares of Common Stock.

     Automatic Conversion. The outstanding shares of Series K Preferred Stock will automatically convert to shares of Common Stock if the closing bid price for the Common Stock on The Nasdaq Stock Market (or other exchange or market on which the Common Stock may be traded) for any consecutive twenty (20) day period exceeds $6.00.
     The foregoing description of the Series K Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation of the Series K Preferred Stock, which was filed as Exhibit 10.1 to the certain Form 8-K filed on October 15, 2009.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
10.1	Form of Subscription Agreement, dated as of October 26, 2009, by and between DRI Corporation and holder of Series K Senior Convertible Preferred Stock of DRI Corporation.

10.2	Form of Registration Rights Agreement, dated as of October 26, 2009, by and between DRI Corporation and holder of Series K Senior Convertible Preferred Stock of DRI Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned hereunto duly authorized.
Date: October 30, 2009

DRI CORPORATION
By:	/s/ Stephen P. Slay
Stephen P. Slay
Vice President, Chief Financial Officer, Treasurer, and Secretary